Exhibit 99.1

SeaChange Reports Fiscal Third Quarter 2022 Financial and Operational Results

-	Continued Operating Momentum, with Revenues Up 9% Sequentially and 44% Year-over-Year

-	Signed Multi-Million-Dollar Contract Renewal with Major U.S. Multiple-System-Operator

-	Re-alignment in Progress, with Continued Execution on Core Competencies in Video & Advertising, Shifting More Resources to Streaming Products

Boston, MA – December 14, 2021 – SeaChange International, Inc. (NASDAQ: SEAC), a leading provider of video delivery, advertising, and emerging streaming platforms, today reported financial and operational results for the fiscal third quarter ended October 31, 2021.

Fiscal Third Quarter 2022 and Recent Highlights

•	Secured multi-million-dollar contract renewal with one of the largest multiple-system-operators in the United States, demonstrating ability to successfully monetize long-term relationships.
•	Appointed veteran TMT executive Peter D. Aquino as President and CEO, solidifying senior leadership team, and initiating strategic initiatives.
•	Generated 9% sequential revenue growth and 44% year-over-year, driven primarily by signed renewals, and upsells from existing customers.
•	Decreased operating expenses by 14% sequentially substantially due to ongoing efficiency measures and approaching break-even and company profitability objectives.
•	Ended quarter with solid balance sheet, including $17.6 million in cash and cash equivalents and no debt.

Management Commentary

“Our financial results in the third quarter demonstrate our continued commitment to our multi-pronged strategy towards revenue growth, increased profitability, and strategic objectives,” said SeaChange’s President and Chief Executive Officer, Peter D. Aquino. “My first 90 days included a deep dive into the operations, management objectives, and growth products that we are ‘leaning’ into to accelerate our transformation and provide customers with leading-edge software to drive their streaming services. I am very excited about our upside to play a leading role in enabling our customers to capture this new demand.”

Chris Klimmer, Senior Vice President and Chief Revenue Officer at SeaChange, commented: “SeaChange operates in massive markets with large and growing total addressable markets (TAMs) where we are leveraging our deep expertise, strong relationships and long operating history to capitalize on these opportunities. Our pipeline is growing, and we are encouraged by the progress we are making in each of our core operating markets. We are effectively monetizing longstanding Tier 1 relationships in cable, transitioning companies to high-upside revenue sharing models in advertising, creating new offerings through our streaming platform StreamVid, as well as introducing new innovations to support content monetization on Connected TV platforms through FAST channels, a product initiative that we branded Xstream.”

Aquino added: “SeaChange is in an increasingly strong operating position with $17.6 million in cash and no debt, a lean cost structure and growing revenue. My thorough assessment of our business not only reaffirmed but strengthened my belief that our company’s technology platform has significant value, which we are seeking to maximize through both organic and inorganic growth opportunities. Longer term, we believe our continued execution on our strategic plan will drive scale, capture market share, and create even greater value for both our customers and stockholders.”

Fiscal Third Quarter 2022 Financial Results

•

Total revenue was $7.2 million, compared to $6.5 million in the second quarter of fiscal 2022. Product revenue was $3.5 million (or 49% of total revenue), an improvement compared to $2.7 million (or 41% of total revenue) in the second quarter of fiscal 2022. Service revenue was $3.6 million (or 51% of total revenue) compared to $3.8 million (or 59% of total revenue) in the second quarter of fiscal 2022.

•	Gross profit was $3.7 million (or 52% of total revenue), compared to $4.1 million (or 63% of total revenue) in the second quarter of fiscal 2022.
•	Total non-GAAP operating expenses were $5.1 million, an improvement compared to non-GAAP operating expenses of $5.4 million in the second quarter of fiscal 2022.
•	GAAP loss from operations totaled $2.0 million, an improvement compared to a GAAP loss from operations of $2.5 million in the second quarter of fiscal 2022.
•	GAAP net loss totaled $2.1 million, or $(0.04) per basic share, a decrease from GAAP net income of $0.2 million, or $0.00 per fully diluted share, in the second quarter of fiscal 2022.
•

Non-GAAP loss from operations totaled $1.4 million, or $(0.03) per basic share, compared to non-GAAP loss from operations of $1.3 million, or $(0.03) per basic share, in the second quarter of fiscal 2022.

•	Ended the quarter with cash and cash equivalents of $17.6 million and no debt.

Conference Call

SeaChange will host a conference call today (December 14, 2021) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these results.

SeaChange executive management will host the call, followed by a question-and-answer period.

U.S. dial-in number: 877-407-8037

International number: 201-689-8037

Meeting Number: 13725442

Please call the conference telephone number approximately 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of SeaChange’s website.

About SeaChange International, Inc.

SeaChange International (NASDAQ: SEAC) is a trusted provider of streaming video services, cable TV broadcast platforms and advanced advertising insertion technology. The company partners with operators, broadcasters and content owners worldwide to help them deliver the highest quality video experience to consumers. Its StreamVid premium streaming platform enables operators and content owners to cost-effectively launch and grow a direct-to-consumer service to manage, curate and monetize their content as well as form a direct relationship with their subscribers. SeaChange enjoys a rich heritage of nearly three decades of video hardware, software and advertising technology.

Safe Harbor Provision

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date.  Forward-looking statements can be identified by words such as "may," "might," "will," "should," "could," "expects," "plans," "anticipates," "believes," "seeks," "intends," "estimates," "predicts," "potential" or "continue," the negative of these terms and other comparable terminology. Examples of forward-looking statements include, among others, statements we make regarding the Company’s ability to grow its revenue pipeline, execute its strategic  plan and the benefits of its strategic plan, including driving scale, capturing market share, and creating even greater value for both our customers and stockholders; and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations, and assumptions of the management of the Company and are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that could cause actual results to differ materially from what may be expressed or implied in these forward-looking statements.  Risks that could cause actual results to differ include, but are not limited to: the impact of COVID-19 on our business and the economies in which we operate; the continued spending by the Company's customers on video solutions and services and expenses we may incur in fulfilling customer arrangements; the manner in which the multiscreen video and over-the-top markets develop; the Company's ability to compete in the software marketplace; the loss of or reduction in demand, or the return of product, by one of the Company's large customers or the failure of revenue acceptance criteria in a given fiscal quarter; the cancellation or deferral of purchases of the Company's products; any decline in demand or average selling prices for our products and services; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; the impact of our cost-savings and restructuring programs; the Company's ability to manage its growth; the risks associated with international operations; the ability of the Company to use its net operating losses, including the potential impact on these losses resulting from the Coronavirus Aid, Relief, and Economic Security (CARES) Act; the impact of changes in the market on the value of our investments; changes in the regulatory environment; and other risks that are described in further detail in the Company’s reports filed from time to time with the Securities and Exchange Commission (SEC), which are available at the SEC’s website at http://www.sec.gov, including but not limited to, such information appearing under the caption "Risk Factors" in the Company's Annual Report on Form 10-K. Any forward-looking statements should be considered in light of those risk factors. The Company cautions readers that such forward-looking statements speak only as of the date they are made. The Company disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

SeaChange Contact:

Matt Glover and Jeff Grampp, CFA

Gateway Group, Inc.
949-574-3860
SEAC@gatewayir.com

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands)

	October 31, 2021	January 31, 2021
Assets
Cash and cash equivalents	$17,551	$5,856
Marketable securities	—	252
Accounts and other receivables, net	5,374	6,050
Unbilled receivables	15,146	15,699
Prepaid expenses and other current assets	2,553	4,372
Property and equipment, net	512	605
Goodwill and intangible assets, net	10,479	11,849
Other assets	2,900	5,725
Total assets	$54,515	$50,408
Liabilities and Stockholders' Equity
Accounts payable and other liabilities	$6,861	$10,172
Deferred revenue	3,009	5,394
Deferred tax liabilities and income taxes payable	784	888
Promissory note	—	2,413
Total liabilities	10,654	18,867
Total stockholders' equity	43,861	31,541
Total liabilities and stockholders' equity	$54,515	$50,408

SeaChange International, Inc.

Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share data)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2021	2020	2021	2020
Revenue:
Product	$3,511	$1,048	$7,840	$5,212
Service	3,640	3,918	10,903	11,664
Total revenue	7,151	4,966	18,743	16,876
Cost of revenue:
Product	1,609	435	2,708	2,803
Service	1,830	1,755	5,375	6,974
Total cost of revenue	3,439	2,190	8,083	9,777
Gross profit	3,712	2,776	10,660	7,099
Operating expenses:
Research and development	2,090	3,024	6,971	10,550
Selling and marketing	1,449	1,636	4,472	5,490
General and administrative	2,110	2,636	6,897	7,057
Severance and restructuring costs	75	53	646	1,082
Total operating expenses	5,724	7,349	18,986	24,179
Loss from operations	(2,012)	(4,573)	(8,326)	(17,080)
Other expense, net	(67)	(499)	(83)	(334)
Gain on extinguishment of debt	—	—	2,440	—
Loss before income taxes	(2,079)	(5,072)	(5,969)	(17,414)
Income tax provision (benefit)	26	45	(23)	(21)
Net loss	$(2,105)	$(5,117)	$(5,946)	$(17,393)
Net loss per share, basic	$(0.04)	$(0.14)	$(0.13)	$(0.46)
Net loss per share, diluted	$(0.04)	$(0.14)	$(0.13)	$(0.46)
Weighted average common shares outstanding, basic	49,040	37,556	46,334	37,436
Weighted average common shares outstanding, diluted	49,040	37,556	46,334	37,436
Comprehensive loss:
Net loss	$(2,105)	$(5,117)	$(5,946)	$(17,393)
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustment	(291)	(143)	(649)	1,498
Unrealized (losses) gains on marketable securities	—	(33)	1	(37)
Total other comprehensive (loss) income	(291)	(176)	(648)	1,461
Comprehensive loss	$(2,396)	$(5,293)	$(6,594)	$(15,932)

SeaChange International, Inc.

Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	For the Nine Months Ended October 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(5,946)	$(17,393)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	1,098	1,105
Loss on disposal of fixed assets	75	—
Gain on write-off of operating lease right-of-use assets and liabilities related to termination	(328)	—
Gain on extinguishment of debt	(2,440)	—
Recovery of bad debts	(135)	(216)
Stock-based compensation expense	1,315	1,054
Deferred income taxes	—	246
Realized and unrealized foreign currency transaction loss	399	1,498
Other	1	(26)
Changes in operating assets and liabilities:
Accounts receivable	709	7,084
Unbilled receivables	397	4,274
Prepaid expenses and other current assets and other assets	2,007	539
Accounts payable	(93)	(1,242)
Accrued expenses and other liabilities	(230)	(3,886)
Deferred revenue	(2,329)	(2,358)
Net cash used in operating activities	(5,500)	(9,321)
Cash flows from investing activities:
Purchases of property and equipment	(78)	(311)
Proceeds from sales and maturities of marketable securities	252	3,576
Net cash provided by investing activities	174	3,265
Cash flows from financing activities:
Proceeds from stock option exercises	137	119
Proceeds from employee stock purchase plan	—	18
Proceeds from issuance of common stock, net of issuance costs	17,462	—
Repurchases of common stock	—	(80)
Proceeds from the Paycheck Protection Program	—	2,413
Net cash provided by financing activities	17,599	2,470
Effect of exchange rate on cash, cash equivalents and restricted cash	(467)	(587)
Net increase (decrease) in cash, cash equivalents and restricted cash	11,806	(4,173)
Cash, cash equivalents and restricted cash at beginning of period	6,084	9,297
Cash, cash equivalents and restricted cash at end of period	$17,890	$5,124
Supplemental disclosure of cash flow information
Income taxes paid	$132	$196
Non-cash activities:
Right-of-use assets obtained in exchange for lease obligations	$—	$987
Purchases of property and equipment included in accounts payable	$72	$—

Non-GAAP Measures

We define non-GAAP loss from operations as U.S. GAAP net loss plus stock-based compensation expenses, amortization of intangible assets, severance and restructuring costs, gain on extinguishment of debt, other expense, net, and income tax (provision) benefit. We discuss non-GAAP loss from operations, including on a per share basis, in our quarterly earnings releases and certain other communications, as we believe non-GAAP operating loss from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP loss from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance, and evaluating short-term and long-term operating trends in our operations. We believe that the non-GAAP loss from operations financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that the non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP loss from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the financial adjustments described above in arriving at non-GAAP loss from operations and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring. The following table includes the reconciliations of our U.S. GAAP loss from operations, the most directly comparable U.S. GAAP financial measure, to our non-GAAP loss from operations for the three and nine months ended October 31, 2021.

SeaChange International, Inc.

Fiscal Year Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands, except per share data)

	For the Three Months Ended October 31,		For the Nine Months Ended October 31,
	2021	2020	2021	2020
	(Amounts in thousands)		(Amounts in thousands)
GAAP net loss	$(2,105)	$(5,117)	$(5,946)	$(17,393)
Other expense, net	(67)	(499)	(83)	(334)
Gain on extinguishment of debt	—	—	2,440	—
Income tax (provision) benefit	(26)	(45)	23	21
GAAP loss from operations	$(2,012)	$(4,573)	$(8,326)	$(17,080)
Amortization of intangible assets	304	308	930	891
Stock-based compensation	274	437	1,315	1,054
Severance and restructuring costs	75	53	646	1,082
Non-GAAP loss from operations	$(1,359)	$(3,775)	$(5,435)	$(14,053)

Non-GAAP loss from operations, basic per share	(0.03)	(0.10)	(0.12)	(0.38)
Non-GAAP loss from operations, diluted per share	(0.03)	(0.10)	(0.12)	(0.38)
Weighted average common shares outstanding, basic per share	49,040	37,556	46,334	37,436
Weighted average common shares outstanding, diluted per share	49,040	37,556	46,334	37,436

SeaChange International, Inc.

Supplemental Schedule - Revenue Breakout

(Unaudited, amounts in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
	(Amounts in thousands)		(Amounts in thousands)
Product revenue:
License and subscription	$2,172	$994	$6,306	$3,739
Hardware	1,339	54	1,534	1,473
Total product revenue	3,511	1,048	7,840	5,212
Service revenue:
Maintenance and support	3,003	3,430	9,207	10,552
Professional services and other	637	488	1,696	1,112
Total service revenue	3,640	3,918	10,903	11,664
Total revenue	$7,151	$4,966	$18,743	$16,876